UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2006

MedQuist Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-19941	22-2531298
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) James Brennan has been appointed as the Principal Accounting Officer, Controller and Vice President of MedQuist Inc. (the “Company”) effective November 14, 2006.  Mr. Brennan, who is 59 years old, has been a consultant to the Company since March 2006, pursuant to which the Company has made payments to Mr. Brennan in the aggregate amount of $275,874.  As a consultant to the Company, Mr. Brennan has provided Sarbanes-Oxley compliance and financial accounting services.  Mr Brennan has been operating his own consulting firm, specializing in providing Sarbanes-Oxley compliance and financial accounting services, since July 2005.  Between 2000 and 2005, Mr. Brennan served as the Vice President of Finance for two divisions of IKON Office Solutions.  From 1991 to 1995, Mr. Brennan served as Assistant Controller of General Signal Corporation (“General Signal”).  From 1995 to 1998, Mr. Brennan served as Vice President and Business Unit Financial Officer for the GS Electric Division of General Signal.   Mr. Brennan will serve as the Company’s Principal Accounting Officer, Controller and Vice President until his successor is duly elected and qualified. Mr. Brennan has no family relationship with any other officer, director or key employee of the Company.

On November 14, 2006, the Company entered into a letter agreement with Mr. Brennan defining the terms of his employment with the Company as its Principal Accounting Officer, Controller and Vice President.  Mr. Brennan’s annual base salary is $215,000, and he is to receive a hiring bonus of $40,000 to be paid within 30 days of November 13, 2006, the commencement date of his employment with the Company.  The hiring bonus will be reimbursed to the Company in the event Mr. Brennan voluntarily terminates his employment with the Company prior to the one year anniversary of his commencement date.  Mr. Brennan is eligible to receive a target bonus of 30% of his base salary pursuant to the Company’s 2007 Management Incentive Plan, and is also entitled to participate in the benefit programs generally available to Company employees.

If Mr. Brennan’s employment is terminated by the Company without cause, his offer letter provides for the continued payment of his base salary (at the rate in effect at the time of termination) for a period of 12 months contingent upon his execution and delivery of a general release of claims against the Company.  Severance payments will end immediately in the event that Mr. Brennan becomes an employee or a contractor of Koninklijke Philips Electronics N.V., which is the majority owner of the Company’s capital stock, during the 12 month severance period.

A copy of Mr. Brennan’s letter agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement by and between MedQuist Inc. and James Brennan dated November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: November 20, 2006	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer